EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, William Koziel, certify that:

1.           I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Cosi, Inc; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2010

/s/ WILLIAM KOZIEL
William Koziel
Chief Financial Officer, Secretary and Treasurer